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EXHIBIT 10.2

THE STATE OF TEXAS         ss.
                           ss.          CONTRACT OF SALE
COUNTY OF __________       ss.

         This Sales Contract, made and entered into and upon this 1st day of December, 2006, by and between Marrs & Smith, Ltd., hereinafter called "Seller", and Texas Landscape Center, Inc., hereinafter called "Buyer".

                              W I T N E S S E T H :

                                       I.

         That Seller hereby agrees to sell to Buyer and Buyer hereby agrees to purchase from Seller all that certain tract or parcel of land lying and being situated in Ector County, Texas, which is described as follows, to-wit:

         Lot 1, Block 1, Wolfe Nursery Addition, Odessa, Texas, commonly known as 3600 Andrews Highway, Odessa, Texas 79762 together with any and all improvements situated thereon (except as may be hereinafter more particularly enumerated), with the special agreement and understanding that such sale and the conveyance to be made in consummation thereof shall be made subject to any valid and subsisting oil, gas and mineral lease of record covering said property, to any valid and subsisting easements or rights of way of record or visibly appropriated upon said property, and subject to any outstanding oil, gas and mineral interests of record in the County where the land is located.

                                       II.

         That Buyer agrees and promises to pay to Seller a base purchase price for said property in the amount of Eight Hundred Sixty-One Thousand Seven Hundred Four and 33/100ths Dollars ($861,704.33). Buyer may be entitled to a discount in the event that the Buyer closes this transaction prior to December 1, 2008. Such discount shall be negotiated by and between Buyer and Seller upon Buyer's notification to Seller that Buyer is ready to close the transaction.

                                      III.

         That Seller agrees, at Buyer's expense, to furnish to Buyer an owner's title insurance policy from a reputable title insurance company reflecting merchantable fee simple title to the above-described property in Buyer for the full amount of the purchase price, and containing only the standard, usual and normal exceptions to title with Seller being able to furnish such an owner's title insurance policy as hereinabove described, within a reasonable time, such reasonable time not to exceed a period of ninety (90) days from the date of closing, then this Contract shall end and be of no further force and effect as to either of the parties hereto, and the escrow deposit hereinafter mentioned shall be returned to Buyer unless Buyer waives imperfections in title, in which event this Contract shall be carried out the same as if the title had been perfected. If a title policy is furnished, the title commitment should be promptly reviewed by an attorney of Buyer's choice due to the time limitations on Buyer's right to object.

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                                       IV.

         The closing date shall be on or after December 1, 2007, but before December 1, 2008, and Buyer shall pay or cause to be paid, and deliver or cause to be delivered to Seller the entire consideration and security mentioned and described in Paragraph II hereof, at which time Seller shall deliver to Buyer a Special Warranty Deed conveying to Buyer fee simple title to the above-described property. Buyer shall not have any right to close this transaction prior to December 1, 2007,

                                       V.

         No escrow payment is due upon execution of this Contract.
                                       VI.

         That risk of loss to the improvements, if any, located upon the above-described property shall be upon Buyer until closing of this sale and purchase transaction.

                                      VII.

         That possession of the above-described property shall be delivered to Buyer by Seller pursuant to the terms of a Lease Agreement which will be entered into by the parties. Notwithstanding the terms of the Lease Agreement, the property shall be delivered to Buyer by Seller on closing.

                                      VIII.

         Buyer hereby agrees to pay all taxes on such property which are outstanding at the time of closing. Buyer hereby agrees to indemnify and hold harmless Seller from payment of any such taxes.

                                       IX.

         No real estate agent has been used in this transaction; therefore, no real estate commission is due any party.

                                       X.

         The Seller has made no warranties of merchantability or fitness for a particular purpose concerning any of the property sold under this Contract, and all of such property is sold "AS IS" and "WITH ALL FAULTS", and further, the Seller makes no express or implied warranties of any nature whatsoever.

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         Eligibility for government farm program benefits may depend upon compliance with a soil conservation plan for the property. Buyer is advised to determine whether the property is subject to and in compliance with a plan before signing this Contract.

         Buyer is advised that the presence of wetlands, toxic substance, including asbestos and wastes or other environmental hazards, or the presence of a threatened or endangered species or its habitat, may affect Buyer's intended use of the Property. If Buyer is concerned about these matters, an addendum either promulgated by TREC or required by the parties should be used.


                                       XI.

         Buyer shall have the right to have a survey completed upon the property within a reasonable time after execution of this Contract. Within five (5) days after Buyer receives the survey, Buyer shall furnish the same to Seller, who shall cure the defects, if any, within a reasonable time.



                                        MARRS & SMITH, LTD.

                                        By the Rickey L. Smith Management Trust,
                                        General Partner


                                        /s/ ___________________________________
                                        By Rickey Smith, Trustee


                                        TEXAS LANDSCAPE CENTER, INC.


                                        /s/ ___________________________________
                                        By K. C. Holmes, President



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Guarantee of Contract. The undersigned hereby jointly and severally guarantee the performance of the contract on behalf of the Buyer.


                                        PENGE CORPORATION


                                        /s/ ___________________________________
                                        By Kirk Fischer, CEO

                                        /s/ ___________________________________
                                        Kirk Fischer, Individually

                                        /s/ ___________________________________
                                        K. C. Homes, Individually



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